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                                                                      Exhibit 23





               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45019) pertaining to the RSI Holdings, Inc. Incentive Stock Award Plan and in the Registration Statement (Form S-8 No. 33-45021) pertaining to the RSI Holdings, Inc. Stock Option Plan of our report dated October 13, 1998, with respect to the consolidated financial statements of RSI Holdings, Inc. included in the Annual Report (Form 10-KSB) for the year ended August 31, 1998.


                                                      /s/  ERNST & YOUNG LLP


Greenville, South Carolina
November 23, 1998